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[LOGO OF IMPAX LABORATORIES, INC.]

COMPANY CONTACTS:                       INVESTOR RELATIONS CONTACTS:
IMPAX Laboratories, Inc.                Lippert/Heilshorn & Associates, Inc.
Barry R. Edwards, CEO                   Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 933-0323 Ext. 4360                (212) 838-3777
Larry Hsu, Ph.D. President              Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111                (310) 691-7100
www.impaxlabs.com                       www.lhai.com


    IMPAX RECEIVES NOTICE OF POSSIBLE DELISTING FOR FAILURE TO FILE FORM 10-K

HAYWARD, CALIF. (APRIL 6, 2005) - IMPAX LABORATORIES, INC. (NASDAQ NM: IPXL) today announced that on April 5, 2005 it received a Nasdaq Staff determination letter indicating that IMPAX failed to comply with the requirement for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14) because IMPAX failed to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "2004 Form 10-K") with Nasdaq and, therefore, IMPAX's common stock is subject to delisting from The Nasdaq Stock Market. IMPAX intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff's determination, although there can be no assurance that the Panel will grant IMPAX's request for continued listing. IMPAX had previously notified Nasdaq of the delinquent 2004 Form 10-K on March 31, 2005.

The letter also informed IMPAX that, as a result of the delinquent 2004 Form 10-K, a fifth character "E" will be appended to IMPAX's trading symbol and that the trading symbol for IMPAX's common stock will be changed from "IPXL" to "IPXLE" at the opening of business on April 7, 2005.

On March 31, 2005, IMPAX announced that it was not able to file its 2004 Form 10-K by March 31, 2005. IMPAX requires additional time to complete the year-end financial closing. The nature of the restatements announced in the fourth quarter of 2004 significantly increased the complexity and scope of the year-end closing process. The delay also has been caused by the additional time required to complete the extensive Sarbanes-Oxley Section 404 internal controls requirements, necessary for the first time with this year's 2004 Form 10-K filing, and additional time required for IMPAX to investigate and evaluate potential material weaknesses or potential significant deficiencies in connection with the Sarbanes-Oxley Section 404 internal control evaluation.

IMPAX is endeavoring to complete the year-end financial closing and internal control assessment and file the 2004 Form 10-K as soon as possible, but currently is unable to predict when the 2004 Form 10-K will be filed.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.

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"Safe Harbor" statement under the Private Securities Litigation Reform Act of
1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause IMPAX's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, possible adverse effects resulting from IMPAX's delay in filing its 2004 Form 10-K including possible delisting from the NASDAQ National Market, IMPAX's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, IMPAX's ability to successfully develop and commercialize pharmaceutical products, IMPAX's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in IMPAX's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and IMPAX undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

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